Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2022
OF $258 MILLION AND DILUTED EARNINGS PER SHARE OF $1.81;
RECORD NET INTEREST INCOME OF $473 MILLION

Pasadena, California – July 21, 2022 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, today reported its financial results for the second quarter of 2022. Second quarter 2022 net income was $258.3 million, or $1.81 per diluted share; diluted earnings per share grew 38% linked quarter annualized and 15% year-over-year.

“East West’s outstanding results for the second quarter demonstrate the strengths of our business model. Total revenue for the second quarter was $551 million, or an increase of 45% linked quarter annualized, driven by strong growth in net interest income and stable fee income. Net interest income increased to a record $473 million, up 55% linked quarter annualized, and our net interest margin increased 36 basis points quarter-over-quarter to 3.23%,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.

“Not only is our balance sheet well-positioned for rising interest rates, it is resilient and diversified. Average total loans increased $2.5 billion to $44.6 billion, with broad-based growth across all our major loan categories. Average noninterest-bearing demand deposits increased 8% linked quarter annualized to $23.9 billion and totaled 44% of average total deposits for the second quarter of 2022,” continued Ng.

“Our strong revenue growth, combined with controlled expense management, drove second quarter 2022 adjusted pre-tax, pre-provision income1 growth of 62% linked quarter annualized. We earned an industry-leading return on assets of 1.66% and a return on equity of 18.2% for the second quarter of 2022,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Three Months Ended	Qtr-o-Qtr Change		Yr-o-Yr Change
($ in millions, except per share data)	June 30, 2022	$	% Ann.	$	%

Total Loans	$46,531	$3,039	28%	$6,457	16%
Total Deposits	54,343	(595)	(4)	1,761	3
Total Revenue	$551	$56	45%	$106	24%
Adj. Pre-tax Pre-provision Income[1]	370	50	62	87	31
Net Income	258	21	35	34	15
Diluted Earnings per Share	$1.81	$0.15	38%	$0.24	15%

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

BALANCE SHEET

•Record Assets – Total assets reached $62.4 billion as of June 30, 2022, up $152.8 million, or 1% annualized, from $62.2 billion as of March 31, 2022. Year-over-year, total assets grew $2.5 billion, or 4%, from $59.9 billion as of June 30, 2021.

Second quarter 2022 average interest-earning assets of $58.7 billion were essentially unchanged from $58.7 billion in the first quarter of 2022. Quarter-over-quarter, average loan growth of $2.5 billion was offset by declines in average interest-bearing cash and deposits with banks ($1.7 billion), average resale agreements ($0.5 billion), and average debt securities ($0.4 billion).

•Record Loans – Total loans reached $46.5 billion as of June 30, 2022, up $3.0 billion, or 28% annualized, from $43.5 billion as of March 31, 2022. Year-over-year, total loans grew $6.5 billion, or 16%, from $40.1 billion as of June 30, 2021.

Second quarter 2022 average loans of $44.6 billion grew $2.5 billion, or 24% linked quarter annualized, with solid growth spread across all our major loan categories of commercial real estate (“CRE”), commercial & industrial (“C&I”), and residential mortgage. Average CRE loans grew $1.2 billion, or 30% linked quarter annualized; average C&I loans grew $715.0 million, or 20% linked quarter annualized; and average residential mortgage loans grew $620.4 million, or 22% linked quarter annualized.

•Total Deposits – Total deposits were $54.3 billion as of June 30, 2022, a decrease of $0.6 billion, or 4% annualized, from $54.9 billion as of March 31, 2022. Year-over-year, deposits grew $1.8 billion, or 3%, from $52.6 billion as of June 30, 2021.

Second quarter 2022 average deposits of $54.1 billion grew $104.5 million, or 1% linked quarter annualized. Quarter-over-quarter, average noninterest-bearing demand deposits of $23.9 billion grew $454.7 million, or 8% linked quarter annualized. Average noninterest-bearing deposits made up 44% of average total deposits in the second quarter of 2022, compared with 43% in the first quarter of 2022 and 39% in the second quarter of 2021. In the second quarter of 2022, average time deposits grew $138.7 million, or 7% linked quarter annualized, and average money market accounts decreased $593.4 million, or 18% linked quarter annualized.

•Strong Capital Levels – As of June 30, 2022, stockholders’ equity was $5.6 billion, or $39.81 per common share, and tangible equity2 per common share was $36.44. As of June 30, 2022, the tangible equity to tangible assets ratio2 was 8.29%, the common equity tier 1 (“CET1”) capital ratio was 12.0%, and the total risk-based capital ratio was 13.2%. Quarter-over-quarter, stockholders’ equity declined by 2%, or $94.0 million, primarily reflecting a negative change in accumulated other comprehensive income (“AOCI”) of $205.7 million, share repurchases of $100.0 million, and $57.4 million in common dividends declared, partially offset by $258.3 million in net income. The negative change in AOCI was primarily due to increased unrealized losses in available-for-sale debt securities. During the second quarter of 2022, the Company repurchased 1.4 million shares of common stock.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

OPERATING RESULTS

Second Quarter Earnings – Second quarter 2022 net income was $258.3 million, an increase of 9%, or 35% annualized, from $237.7 million for the first quarter of 2022, and an increase of 15% from $224.7 million for the second quarter of 2021. Second quarter 2022 diluted earnings per share were $1.81, an increase of 9%, or 38% annualized, from $1.66 per diluted share for the first quarter 2022, and an increase of 15% from $1.57 per diluted share for the year-ago quarter.

Second Quarter 2022 Compared to First Quarter 2022

Net Interest Income and Net Interest Margin
Record net interest income (“NII”) totaled $473.0 million, an increase of 14%, or 55% annualized, from $415.6 million. Net interest margin (“NIM”) of 3.23% expanded by 36 basis points from 2.87%.
•NII growth and NIM expansion were driven by strong loan growth and expanding earning asset yields. Average loan growth during the second quarter drove a favorable shift in the asset mix into higher interest earning assets. Average loans made up 76% of average interest-earning assets in the second quarter of 2022, compared with 72% in the first quarter of 2022.
•The average loan yield was 3.95%, up 32 basis points from the first quarter. The average interest-earning asset yield was 3.42%, up 43 basis points from the first quarter.
•The average cost of funds was 0.20%, up eight basis points from the first quarter. The average cost of deposits was 0.17%, up seven basis points, and the average cost of interest-bearing deposits was 0.30%, up 13 basis points from the first quarter.
•The changes in yields and rates reflected rising benchmark interest rates during the year.

Noninterest Income
Noninterest income totaled $78.4 million in the second quarter, a decrease of $1.3 million, or 2%, from $79.7 million in the first quarter. Fee income and net gains on sales of loans were $64.8 million, essentially unchanged from $65.0 million in the first quarter.

Noninterest Expense
Noninterest expense totaled $196.9 million in the second quarter, compared with $189.5 million in the first quarter. Second quarter noninterest expense consisted of $181.4 million of adjusted noninterest expense3, $15.0 million in amortization of tax credit and other investments, and $0.5 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $181.4 million increased 4%, or 15% annualized, from $175.0 million in the first quarter.
•Amortization of tax credit and other investments totaled $15.0 million in the second quarter, compared with $13.9 million in the first quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments partially reflects the impact of investments that close in a given period.
•The adjusted efficiency ratio3 was 32.9% in the second quarter, compared with 35.3% in the first quarter.

TAX RELATED ITEMS

Second quarter 2022 income tax expense was $82.7 million compared with income tax expense of $60.3 million for the first quarter of 2022. The year-to-date effective tax rate for the first six months of 2022 was 22.4%. The Company expects the full-year 2022 effective tax rate to be approximately 21%, including the impact of tax credit investments expected in the second half of the year.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

ASSET QUALITY

The asset quality of the loan portfolio continues to be strong.
•The nonperforming asset (“NPA”) ratio improved by one basis point quarter-over-quarter and NPAs decreased by 5%. As of June 30, 2022, NPAs were $89.9 million, or 0.14% of total assets, compared with $94.4 million, or 0.15% of total assets, as of March 31, 2022.
•The classified loan ratio improved by six basis points quarter-over-quarter and classified loans were essentially unchanged. As of June 30, 2022, classified loans were $432.4 million, or 0.93% of loans held-for-investment (“HFI”), compared with $430.6 million, or 0.99% of loans HFI as of March 31, 2022. Special mention loans were $590.2 million, or 1.27% of loans HFI, as of June 30, 2022, compared with $402.7 million, or 0.93% of loans HFI, as of March 31, 2022.
•Second quarter 2022 net recoveries were $6.6 million, or annualized 0.06% of average loans HFI, compared with net charge-offs of $8.3 million, or annualized 0.08% of average loans HFI, for the first quarter of 2022. The second quarter gross recoveries of $7.7 million were largely driven by C&I loan recoveries.
•The allowance for loan losses (“ALLL”) totaled $563.3 million, or 1.21% of loans HFI, as of June 30, 2022, compared with $545.7 million, or 1.25% of loans HFI, as of March 31, 2022. The quarter-over-quarter change in the ALLL and the ALLL coverage ratio largely reflects the mix of the loan portfolio as of June 30, 2022, as well as loan growth during the second quarter.
•The provision for credit losses was $13.5 million for the second quarter of 2022, compared with $8.0 million for the first quarter of 2022.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital metrics as of June 30, 2022, March 31, 2022, and June 30, 2021.

EWBC Risk-Based Capital Ratios
($ in millions)	June 30, 2022 (a)	March 31, 2022 (a)	June 30, 2021 (a)
CET1 capital ratio	12.0%	12.6%	12.8%
Tier 1 capital ratio	12.0%	12.6%	12.8%
Total capital ratio	13.2%	13.9%	14.3%
Leverage ratio	9.3%	9.3%	9.1%
Risk-Weighted Assets (“RWA”) (b)	$48,499	$45,432	$40,609

(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its June 30, 2022, March 31, 2022 and June 30, 2021 regulatory capital ratios. The Company’s June 30, 2022 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2022 dividends for the Company’s common stock. The common stock cash dividend of $0.40 per share is payable on August 15, 2022, to stockholders of record on August 1, 2022.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $354 million was available as of March 31, 2022. During the second quarter of 2022, East West repurchased $100 million of common stock, or 1.4 million shares. As of June 30, 2022, $254 million remained available under this authorization.

Conference Call
East West will host a conference call to discuss second quarter 2022 earnings with the public on Thursday, July 21, 2022, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2022 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on July 21, 2022, at 11:30 a.m. PT/2:30 p.m. ET through August 21, 2022. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 3689081.

About East West

East West Bancorp, Inc. is a public company with total assets of $62.4 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full-service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts, and that are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business and usually can be identified by the use of forward-looking language, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends to,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, or market disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; changes in local, regional and global business, economic and political conditions and geopolitical events; the economic, financial, reputational and other impacts of the ongoing COVID-19 pandemic, including variants, thereof and any other pandemic, epidemic or health-related crisis, as well as a deterioration of asset quality and an increase in credit losses due to the COVID-19 pandemic; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau, and the California Department of Financial Protection and Innovation - Division of Financial Institutions; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; fluctuations in the Company’s stock price; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the Company’s ability to compete effectively against financial institutions in its banking markets and other entities, including as a result of emerging technologies; the soundness of other financial institutions; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of the benchmark interest rate reform in the U.S. including the transition away from USD London Interbank Offered Rate to alternative reference rates; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for loans, a reduction in the availability of funding or increases in funding costs, declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s debt securities and equity securities portfolio; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2021 Annual Report on Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2022 % or Basis Point Change
	June 30, 2022	March 31, 2022	June 30, 2021	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$688,936	$571,571	$626,716	20.5%		9.9%
Interest-bearing cash with banks	1,213,117	3,277,129	5,371,089	(63.0)		(77.4)
Cash and cash equivalents	1,902,053	3,848,700	5,997,805	(50.6)		(68.3)
Interest-bearing deposits with banks	712,709	816,125	830,279	(12.7)		(14.2)
Assets purchased under resale agreements (“resale agreements”)	1,422,794	1,956,822	2,299,184	(27.3)		(38.1)
Available-for-sale (“AFS”) debt securities (amortized cost of $6,891,522, $7,091,581 and $8,411,142)	6,255,504	6,729,431	8,399,460	(7.0)		(25.5)
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,656,549 and $2,815,968 in 2022)	3,028,302	2,997,702	—	1.0		100.0
Loans held-for-sale (“HFS”)	28,464	631	1,819	NM		NM
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $563,270, $545,685 and $585,724)	45,938,806	42,944,997	39,485,775	7.0		16.3
Investments in qualified affordable housing partnerships, tax credit and other investments, net	634,304	607,985	651,619	4.3		(2.7)
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	107,588	102,491	102,609	5.0		4.9
Other assets	1,898,062	1,770,875	1,620,629	7.2		17.1
Total assets	$62,394,283	$62,241,456	$59,854,876	0.2%		4.2%

Liabilities and Stockholders’ Equity
Deposits	$54,343,354	$54,938,361	$52,582,575	(1.1)%		3.3%
FHLB advances	174,776	74,619	248,464	134.2		(29.7)
Assets sold under repurchase agreements (“repurchase agreements”)	611,785	300,000	300,000	103.9		103.9
Long-term debt and finance lease liabilities	152,663	152,227	151,997	0.3		0.4
Operating lease liabilities	115,387	109,656	110,105	5.2		4.8
Accrued expenses and other liabilities	1,386,836	963,137	914,187	44.0		51.7
Total liabilities	56,784,801	56,538,000	54,307,328	0.4		4.6
Stockholders’ equity	5,609,482	5,703,456	5,547,548	(1.6)		1.1
Total liabilities and stockholders’ equity	$62,394,283	$62,241,456	$59,854,876	0.2%		4.2%

Book value per common share	$39.81	$40.09	$39.10	(0.7)%		1.8%
Tangible equity (1) per common share	$36.44	$36.76	$35.75	(0.9)		1.9
Number of common shares at period-end	140,917	142,257	141,878	(0.9)		(0.7)
Tangible equity to tangible assets ratio (1)	8.29%	8.47%	8.54%	(18)	bps	(25)	bps

NM - Not meaningful.
(1)See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2022 % Change
	June 30, 2022	March 31, 2022	June 30, 2021	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$15,377,117	$14,838,134	$13,790,461	3.6%	11.5%
Commercial real estate (“CRE”):
CRE	13,566,748	12,636,787	11,711,369	7.4	15.8
Multifamily residential	4,443,704	3,894,463	3,219,796	14.1	38.0
Construction and land	515,857	443,836	460,678	16.2	12.0
Total CRE	18,526,309	16,975,086	15,391,843	9.1	20.4
Consumer:
Residential mortgage:
Single-family residential	10,234,473	9,283,429	8,869,370	10.2	15.4
Home equity lines of credit (“HELOCs”)	2,280,080	2,266,634	1,872,166	0.6	21.8
Total residential mortgage	12,514,553	11,550,063	10,741,536	8.4	16.5
Other consumer	84,097	127,399	147,659	(34.0)	(43.0)
Total loans HFI (2)	46,502,076	43,490,682	40,071,499	6.9	16.0
Loans HFS	28,464	631	1,819	NM	NM
Total loans (2)	46,530,540	43,491,313	40,073,318	7.0	16.1
Allowance for loan losses	(563,270)	(545,685)	(585,724)	3.2	(3.8)
Net loans (2)	$45,967,270	$42,945,628	$39,487,594	7.0	16.4

Deposits:
Noninterest-bearing demand	$23,028,831	$24,927,768	$21,816,721	(7.6)%	5.6%
Interest-bearing checking	7,094,726	6,774,826	6,762,178	4.7	4.9
Money market	11,814,402	12,108,432	12,853,812	(2.4)	(8.1)
Savings	3,027,819	2,897,248	2,719,106	4.5	11.4
Time deposits	9,377,576	8,230,087	8,430,758	13.9	11.2
Total deposits	$54,343,354	$54,938,361	$52,582,575	(1.1)%	3.3%

NM - Not meaningful.
(1)Includes $153.3 million, $318.1 million and $1.43 billion of Paycheck Protection Program (“PPP”) loans as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively. Excluding PPP loans, total loans were $46.38 billion, $43.17 billion and $38.64 billion as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(2)Includes $(56.2) million, $(42.7) million and $(67.0) million of net deferred loan fees and net unamortized premiums as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2022 % Change
	June 30, 2022	March 31, 2022	June 30, 2021	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$499,754	$432,029	$399,333	15.7%	25.1%
Interest expense	26,802	16,416	22,860	63.3	17.2
Net interest income before provision for (reversal of) credit losses	472,952	415,613	376,473	13.8	25.6
Provision for (reversal of) credit losses	13,500	8,000	(15,000)	68.8	(190.0)
Net interest income after provision for (reversal of) credit losses	459,452	407,613	391,473	12.7	17.4
Noninterest income	78,444	79,743	68,431	(1.6)	14.6
Noninterest expense	196,860	189,450	189,523	3.9	3.9
Income before income taxes	341,036	297,906	270,381	14.5	26.1
Income tax expense	82,707	60,254	45,639	37.3	81.2
Net income	$258,329	$237,652	$224,742	8.7%	14.9%
Earnings per share (“EPS”)
- Basic	$1.83	$1.67	$1.58	9.2%	15.3%
- Diluted	$1.81	$1.66	$1.57	9.3	15.5
Weighted-average number of shares outstanding
- Basic	141,429	142,025	141,868	(0.4)%	(0.3)%
- Diluted	142,372	143,223	143,040	(0.6)	(0.5)

	Three Months Ended			June 30, 2022 % Change
	June 30, 2022	March 31, 2022	June 30, 2021	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$20,142	$19,438	$21,092	3.6%	(4.5)%
Deposit account fees	22,372	20,315	17,342	10.1	29.0
Interest rate contracts and other derivative income (loss)	9,801	11,133	(3,172)	(12.0)	409.0
Foreign exchange income	11,361	12,699	13,007	(10.5)	(12.7)
Wealth management fees	6,539	6,052	7,951	8.0	(17.8)
Net gains on sales of loans	917	2,922	1,491	(68.6)	(38.5)
Gains on sales of AFS debt securities	28	1,278	632	(97.8)	(95.6)
Other investment income	4,863	1,627	7,596	198.9	(36.0)
Other income	2,421	4,279	2,492	(43.4)	(2.8)
Total noninterest income	$78,444	$79,743	$68,431	(1.6)%	14.6%
Noninterest expense:
Compensation and employee benefits	$113,364	$116,269	$105,426	(2.5)%	7.5%
Occupancy and equipment expense	15,469	15,464	15,377	0.0	0.6
Deposit insurance premiums and regulatory assessments	4,927	4,717	4,274	4.5	15.3
Deposit account expense	5,671	4,693	3,817	20.8	48.6
Data processing	3,486	3,665	4,035	(4.9)	(13.6)
Computer software expense	6,572	7,294	7,521	(9.9)	(12.6)
Consulting expense	2,021	1,833	1,868	10.3	8.2
Legal expense	1,047	718	1,975	45.8	(47.0)
Other operating expense	29,324	20,897	17,939	40.3	63.5
Amortization of tax credit and other investments	14,979	13,900	27,291	7.8	(45.1)
Total noninterest expense	$196,860	$189,450	$189,523	3.9%	3.9%

(1)Includes $1.4 million, $5.2 million and $15.4 million of interest income related to PPP loans for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2022 % Change
	June 30, 2022	June 30, 2021	Yr-o-Yr
Interest and dividend income (1)	$931,783	$780,719	19.3%
Interest expense	43,218	50,551	(14.5)
Net interest income before provision for (reversal of) credit losses	888,565	730,168	21.7
Provision for (reversal of) credit losses	21,500	(15,000)	(243.3)
Net interest income after provision for (reversal of) credit losses	867,065	745,168	16.4
Noninterest income	158,187	141,297	12.0
Noninterest expense	386,310	380,600	1.5
Income before income taxes	638,942	505,865	26.3
Income tax expense	142,961	76,129	87.8
Net income	$495,981	$429,736	15.4%
EPS
- Basic	$3.50	$3.03	15.4%
- Diluted	$3.47	$3.01	15.5
Weighted-average number of shares outstanding
- Basic	141,725	141,758	0.0%
- Diluted	142,838	142,963	(0.1)

	Six Months Ended		June 30, 2022 % Change
	June 30, 2022	June 30, 2021	Yr-o-Yr
Noninterest income:
Lending fees	$39,580	$39,449	0.3%
Deposit account fees	42,687	32,725	30.4
Interest rate contracts and other derivative income	20,934	13,825	51.4
Foreign exchange income	24,060	22,533	6.8
Wealth management fees	12,591	14,862	(15.3)
Net gains on sales of loans	3,839	3,272	17.3
Gains on sales of AFS debt securities	1,306	824	58.5
Other investment income	6,490	8,521	(23.8)
Other income	6,700	5,286	26.7
Total noninterest income	$158,187	$141,297	12.0%
Noninterest expense:
Compensation and employee benefits	$229,633	$213,234	7.7%
Occupancy and equipment expense	30,933	31,299	(1.2)
Deposit insurance premiums and regulatory assessments	9,644	8,150	18.3
Deposit account expense	10,364	7,709	34.4
Data processing	7,151	8,513	(16.0)
Computer software expense	13,866	14,680	(5.5)
Consulting expense	3,854	3,343	15.3
Legal expense	1,765	3,477	(49.2)
Other operating expense	50,221	37,546	33.8
Amortization of tax credit and other investments	28,879	52,649	(45.1)
Total noninterest expense	$386,310	$380,600	1.5%

(1)Includes $6.5 million and $30.4 million of interest income related to PPP loans for the six months ended June 30, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2022 % Change		Six Months Ended		June 30, 2022 % Change
	June 30, 2022	March 31, 2022	June 30, 2021	Qtr-o-Qtr	Yr-o-Yr	June 30, 2022	June 30, 2021	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$14,986,876	$14,271,902	$13,811,966	5.0%	8.5%	$14,631,365	$13,753,244	6.4%
CRE:
CRE	13,049,058	12,279,365	11,616,916	6.3	12.3	12,666,338	11,472,102	10.4
Multifamily residential	4,112,411	3,749,571	3,125,001	9.7	31.6	3,931,993	3,083,769	27.5
Construction and land	475,933	392,923	477,860	21.1	(0.4)	434,657	513,401	(15.3)
Total CRE	17,637,402	16,421,859	15,219,777	7.4	15.9	17,032,988	15,069,272	13.0
Consumer:
Residential mortgage:
Single-family residential	9,624,242	9,111,188	8,650,706	5.6	11.3	9,369,132	8,483,806	10.4
HELOCs	2,290,378	2,183,080	1,800,213	4.9	27.2	2,237,025	1,733,593	29.0
Total residential mortgage	11,914,620	11,294,268	10,450,919	5.5	14.0	11,606,157	10,217,399	13.6
Other consumer	87,590	124,389	139,608	(29.6)	(37.3)	105,888	138,340	(23.5)
Total loans (2)	$44,626,488	$42,112,418	$39,622,270	6.0%	12.6%	$43,376,398	$39,178,255	10.7%

Interest-earning assets	$58,668,677	$58,692,366	$54,901,209	0.0%	6.9%	$58,680,456	$53,882,288	8.9%
Total assets	$62,232,841	$61,758,048	$57,771,837	0.8%	7.7%	$61,996,756	$56,689,075	9.4%

Deposits:
Noninterest-bearing demand	$23,887,452	$23,432,746	$19,717,315	1.9%	21.1%	$23,661,355	$18,909,991	25.1%
Interest-bearing checking	6,712,890	6,648,065	6,671,358	1.0	0.6	6,680,657	6,532,965	2.3
Money market	12,319,930	12,913,336	12,596,515	(4.6)	(2.2)	12,614,994	12,088,006	4.4
Savings	2,970,007	2,930,309	2,676,865	1.4	11.0	2,950,268	2,675,677	10.3
Time deposits	8,239,571	8,100,890	8,518,936	1.7	(3.3)	8,170,613	8,814,159	(7.3)
Total deposits	$54,129,850	$54,025,346	$50,180,989	0.2%	7.9%	$54,077,887	$49,020,798	10.3%

Interest-bearing liabilities	$30,957,475	$31,218,479	$31,394,114	(0.8)%	(1.4)%	$31,087,256	$31,130,307	(0.1)%
Stockholders’ equity	$5,682,427	$5,842,615	$5,425,952	(2.7)%	4.7%	$5,762,078	$5,382,267	7.1%

(1)Average balances of PPP loans were $223.2 million, $410.6 million and $1.87 billion for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, and $316.4 million and $1.90 billion for the six months ended June 30, 2022 and 2021, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2022			March 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,797,711	$4,787	0.69%	$4,466,012	$3,260	0.30%
Resale agreements	1,641,723	8,553	2.09%	2,097,998	8,383	1.62%
AFS debt securities	6,503,677	33,438	2.06%	7,969,795	34,469	1.75%
HTM debt securities	3,021,239	12,738	1.69%	1,968,568	8,198	1.69%
Loans (2)	44,626,488	439,416	3.95%	42,112,418	377,110	3.63%
FHLB and FRB stock	77,839	822	4.24%	77,575	609	3.18%
Total interest-earning assets	58,668,677	499,754	3.42%	58,692,366	432,029	2.99%

Noninterest-earning assets:
Cash and due from banks	712,884			641,882
Allowance for loan losses	(545,489)			(543,345)
Other assets	3,396,769			2,967,145
Total assets	$62,232,841			$61,758,048

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,712,890	$3,178	0.19%	$6,648,065	$1,402	0.09%
Money market deposits	12,319,930	8,892	0.29%	12,913,336	3,203	0.10%
Savings deposits	2,970,007	1,864	0.25%	2,930,309	1,704	0.24%
Time deposits	8,239,571	8,554	0.42%	8,100,890	6,680	0.33%
Federal funds purchased and other short-term borrowings	64,145	241	1.51%	1,866	9	1.96%
FHLB advances	138,960	559	1.61%	160,018	578	1.46%
Repurchase agreements	359,778	2,418	2.70%	311,984	2,016	2.62%
Long-term debt and finance lease liabilities	152,194	1,096	2.89%	152,011	824	2.20%
Total interest-bearing liabilities	30,957,475	26,802	0.35%	31,218,479	16,416	0.21%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,887,452			23,432,746
Accrued expenses and other liabilities	1,705,487			1,264,208
Stockholders’ equity	5,682,427			5,842,615
Total liabilities and stockholders’ equity	$62,232,841			$61,758,048

Interest rate spread			3.07%			2.78%
Net interest income and net interest margin		$472,952	3.23%		$415,613	2.87%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $223.2 million and $410.6 million for the three months ended June 30, 2022 and March 31, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2022			June 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,797,711	$4,787	0.69%	$5,072,225	$3,628	0.29%
Resale agreements	1,641,723	8,553	2.09%	2,129,567	8,021	1.51%
AFS debt securities	6,503,677	33,438	2.06%	7,997,005	34,690	1.74%
HTM debt securities	3,021,239	12,738	1.69%	—	—	—%
Loans (2)	44,626,488	439,416	3.95%	39,622,270	352,453	3.57%
FHLB and FRB stock	77,839	822	4.24%	80,142	541	2.71%
Total interest-earning assets	58,668,677	499,754	3.42%	54,901,209	399,333	2.92%

Noninterest-earning assets:
Cash and due from banks	712,884			600,053
Allowance for loan losses	(545,489)			(607,523)
Other assets	3,396,769			2,878,098
Total assets	$62,232,841			$57,771,837

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,712,890	$3,178	0.19%	$6,671,358	$3,777	0.23%
Money market deposits	12,319,930	8,892	0.29%	12,596,515	3,712	0.12%
Savings deposits	2,970,007	1,864	0.25%	2,676,865	2,078	0.31%
Time deposits	8,239,571	8,554	0.42%	8,518,936	8,431	0.40%
Federal funds purchased and other short-term borrowings	64,145	241	1.51%	336	—	—%
FHLB advances	138,960	559	1.61%	474,887	2,099	1.77%
Repurchase agreements	359,778	2,418	2.70%	303,118	1,991	2.63%
Long-term debt and finance lease liabilities	152,194	1,096	2.89%	152,099	772	2.04%
Total interest-bearing liabilities	30,957,475	26,802	0.35%	31,394,114	22,860	0.29%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,887,452			19,717,315
Accrued expenses and other liabilities	1,705,487			1,234,456
Stockholders’ equity	5,682,427			5,425,952
Total liabilities and stockholders’ equity	$62,232,841			$57,771,837

Interest rate spread			3.07%			2.63%
Net interest income and net interest margin		$472,952	3.23%		$376,473	2.75%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $223.2 million and $1.87 billion for the three months ended June 30, 2022 and June 30, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,627,253	$8,047	0.45%	$5,592,124	$7,260	0.26%
Resale agreements	1,868,600	16,936	1.83%	1,797,578	14,120	1.58%
AFS debt securities	7,232,686	67,907	1.89%	7,232,686	63,790	1.78%
HTM debt securities	2,497,811	20,936	1.69%	—	—	—%
Loans (2)	43,376,398	816,526	3.80%	39,178,255	694,461	3.57%
FHLB and FRB stock	77,708	1,431	3.71%	81,645	1,088	2.69%
Total interest-earning assets	58,680,456	931,783	3.20%	53,882,288	780,719	2.92%

Noninterest-earning assets:
Cash and due from banks	677,579			590,219
Allowance for loan losses	(544,423)			(613,026)
Other assets	3,183,144			2,829,594
Total assets	$61,996,756			$56,689,075

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,680,657	$4,580	0.14%	$6,532,965	$7,991	0.25%
Money market deposits	12,614,994	12,095	0.19%	12,088,006	8,423	0.14%
Savings deposits	2,950,268	3,568	0.24%	2,675,677	3,819	0.29%
Time deposits	8,170,613	15,234	0.38%	8,814,159	19,587	0.45%
Federal funds purchased and other short-term borrowings	33,177	250	1.52%	2,508	42	3.38%
FHLB advances	149,431	1,137	1.53%	563,331	5,168	1.85%
Repurchase agreements	336,013	4,434	2.66%	301,567	3,969	2.65%
Long-term debt and finance lease liabilities	152,103	1,920	2.55%	152,094	1,552	2.06%
Total interest-bearing liabilities	31,087,256	43,218	0.28%	31,130,307	50,551	0.33%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,661,355			18,909,991
Accrued expenses and other liabilities	1,486,067			1,266,510
Stockholders’ equity	5,762,078			5,382,267
Total liabilities and stockholders’ equity	$61,996,756			$56,689,075

Interest rate spread			2.92%			2.59%
Net interest income and net interest margin		$888,565	3.05%		$730,168	2.73%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $316.4 million and $1.90 billion for the six months ended June 30, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				June 30, 2022 Basis Point Change
	June 30, 2022	March 31, 2022	June 30, 2021		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.66%	1.56%	1.56%		10	bps	10	bps
Return on average equity	18.23%	16.50%	16.61%		173		162
Tangible return on average tangible equity (2)	19.94%	18.00%	18.28%		194		166
Interest rate spread	3.07%	2.78%	2.63%		29		44
Net interest margin	3.23%	2.87%	2.75%		36		48
Average loan yield	3.95%	3.63%	3.57%		32		38
Yield on average interest-earning assets	3.42%	2.99%	2.92%		43		50
Average cost of interest-bearing deposits	0.30%	0.17%	0.24%		13		6
Average cost of deposits	0.17%	0.10%	0.14%		7		3
Average cost of funds	0.20%	0.12%	0.18%		8		2
Adjusted pre-tax, pre-provision profitability ratio (3)	2.38%	2.10%	1.97%		28		41
Adjusted noninterest expense/average assets (3)	1.17%	1.15%	1.12%		2		5
Efficiency ratio	35.70%	38.25%	42.60%		(255)		(690)
Adjusted efficiency ratio (3)	32.90%	35.34%	36.30%		(244)	bps	(340)	bps

	Six Months Ended (1)		June 30, 2022 Basis Point Change
	June 30, 2022	June 30, 2021	Yr-o-Yr
Return on average assets	1.61%	1.53%	8	bps
Return on average equity	17.36%	16.10%	126
Tangible return on average tangible equity (2)	18.96%	17.73%	123
Interest rate spread	2.92%	2.59%	33
Net interest margin	3.05%	2.73%	32
Average loan yield	3.80%	3.57%	23
Yield on average interest-earning assets	3.20%	2.92%	28
Average cost of interest-bearing deposits	0.24%	0.27%	(3)
Average cost of deposits	0.13%	0.16%	(3)
Average cost of funds	0.16%	0.20%	(4)
Adjusted pre-tax, pre-provision profitability ratio (3)	2.25%	1.94%	31
Adjusted noninterest expense/average assets (3)	1.16%	1.16%	—
Efficiency ratio	36.91%	43.67%	(676)
Adjusted efficiency ratio (3)	34.05%	37.47%	(342)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Table 13.
(3)See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended June 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2022		$339,446	$182,296	$21,958	$1,985	$545,685
Provision for (reversal of) credit losses on loans	(a)	19,030	(9,181)	3,122	(502)	12,469
Gross charge-offs		(240)	(679)	(193)	(34)	(1,146)
Gross recoveries		6,514	1,043	173	—	7,730
Total net recoveries (charge-offs)		6,274	364	(20)	(34)	6,584
Foreign currency translation adjustment		(1,468)	—	—	—	(1,468)
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270

		Three Months Ended March 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for credit losses on loans	(a)	9,262	1,658	1,225	107	12,252
Gross charge-offs		(11,188)	(399)	—	(46)	(11,633)
Gross recoveries		3,002	229	138	—	3,369
Total net (charge-offs) recoveries		(8,186)	(170)	138	(46)	(8,264)
Foreign currency translation adjustment		118	—	—	—	118
Allowance for loan losses, March 31, 2022		$339,446	$182,296	$21,958	$1,985	$545,685

		Three Months Ended June 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2021		$394,084	$192,895	$18,509	$2,018	$607,506
(Reversal of) provision for credit losses on loans	(a)	(22,605)	10,747	859	2,209	(8,790)
Gross charge-offs		(10,572)	(4,456)	—	(32)	(15,060)
Gross recoveries		1,338	344	100	3	1,785
Total net (charge-offs) recoveries		(9,234)	(4,112)	100	(29)	(13,275)
Foreign currency translation adjustment		283	—	—	—	283
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for (reversal of) credit losses on loans	(a)	28,292	(7,523)	4,347	(395)	24,721
Gross charge-offs		(11,428)	(1,078)	(193)	(80)	(12,779)
Gross recoveries		9,516	1,272	311	—	11,099
Total net (charge-offs) recoveries		(1,912)	194	118	(80)	(1,680)
Foreign currency translation adjustment		(1,350)	—	—	—	(1,350)
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270

		Six Months Ended June 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
(Reversal of) provision for credit losses on loans	(a)	(18,763)	7,671	1,257	2,096	(7,739)
Gross charge-offs		(19,008)	(11,739)	(179)	(33)	(30,959)
Gross recoveries		2,098	1,995	180	5	4,278
Total net (charge-offs) recoveries		(16,910)	(9,744)	1	(28)	(26,681)
Foreign currency translation adjustment		161	—	—	—	161
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724

		Three Months Ended			Six Months Ended
		June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$23,262	$27,514	$32,529	$27,514	$33,577
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	1,031	(4,252)	(6,210)	(3,221)	(7,261)
Foreign currency translation adjustment		11	—	(19)	11	(16)
Allowance for unfunded credit commitments, end of period (1)		$24,304	$23,262	$26,300	$24,304	$26,300

Provision for (reversal of) credit losses	(a)+(b)	$13,500	$8,000	$(15,000)	$21,500	$(15,000)

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	June 30, 2022	March 31, 2022	June 30, 2021
Special mention loans	$590,227	$402,704	$386,807
Classified loans	432,414	430,633	645,180
Total criticized loans	$1,022,641	$833,337	$1,031,987

Nonperforming Assets	June 30, 2022	March 31, 2022	June 30, 2021
Nonaccrual loans:
Commercial:
C&I	$40,053	$51,773	$83,225
CRE:
Total CRE	12,742	9,827	81,573
Consumer:
Total residential mortgage	37,129	23,197	30,489
Other consumer	11	37	2,503
Total nonaccrual loans	89,935	84,834	197,790
Other real estate owned, net	—	—	14,914
Other nonperforming assets	—	9,548	13,025
Total nonperforming assets	$89,935	$94,382	$225,729

Credit Quality Ratios	June 30, 2022	March 31, 2022	June 30, 2021
Annualized quarterly net (recoveries) charge-offs to average loans HFI	(0.06)%	0.08%	0.13%
Special mention loans to loans HFI	1.27%	0.93%	0.97%
Classified loans to loans HFI	0.93%	0.99%	1.61%
Criticized loans to loans HFI	2.20%	1.92%	2.58%
Nonperforming assets to total assets	0.14%	0.15%	0.38%
Nonaccrual loans to loans HFI	0.19%	0.20%	0.49%
Allowance for loan losses to loans HFI	1.21%	1.25%	1.46%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		June 30, 2022	March 31, 2022	June 30, 2021
Net interest income before provision for (reversal of) credit losses		$472,952	$415,613	$376,473
Total noninterest income		78,444	79,743	68,431
Total revenue	(a)	$551,396	$495,356	$444,904

Total noninterest expense	(b)	$196,860	$189,450	$189,523
Less: Amortization of tax credit and other investments		(14,979)	(13,900)	(27,291)
Amortization of core deposit intangibles		(488)	(511)	(710)
Adjusted noninterest expense	(c)	$181,393	$175,039	$161,522
Efficiency ratio	(b)/(a)	35.70%	38.25%	42.60%
Adjusted efficiency ratio	(c)/(a)	32.90%	35.34%	36.30%
Adjusted pre-tax, pre-provision income	(a)-(c) = (d)	$370,003	$320,317	$283,382
Average total assets	(e)	$62,232,841	$61,758,048	$57,771,837
Adjusted pre-tax, pre-provision profitability ratio (1)	(d)/(e)	2.38%	2.10%	1.97%
Adjusted noninterest expense/average assets (1)	(c)/(e)	1.17%	1.15%	1.12%

		Six Months Ended
		June 30, 2022	June 30, 2021
Net interest income before provision for (reversal of) credit losses		$888,565	$730,168
Total noninterest income		158,187	141,297
Total revenue	(f)	1,046,752	871,465

Total noninterest expense	(g)	$386,310	$380,600
Less: Amortization of tax credit and other investments		(28,879)	(52,649)
Amortization of core deposit intangibles		(999)	(1,442)
Adjusted noninterest expense	(h)	$356,432	$326,509
Efficiency ratio	(g)/(f)	36.91%	43.67%
Adjusted efficiency ratio	(h)/(f)	34.05%	37.47%
Adjusted pre-tax, pre-provision income	(f)-(h) = (i)	$690,320	$544,956
Average total assets	(j)	$61,996,756	$56,689,075
Adjusted pre-tax, pre-provision profitability ratio (1)	(i)/(j)	2.25%	1.94%
Adjusted noninterest expense/average assets (1)	(h)/(j)	1.16%	1.16%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2022	March 31, 2022	June 30, 2021
Stockholders’ equity	(a)	$5,609,482	$5,703,456	$5,547,548
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(8,537)	(9,044)	(10,309)
Tangible equity	(b)	$5,135,248	$5,228,715	$5,071,542

Total assets	(c)	$62,394,283	$62,241,456	$59,854,876
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(8,537)	(9,044)	(10,309)
Tangible assets	(d)	$61,920,049	$61,766,715	$59,378,870
Total stockholders’ equity to total assets ratio	(a)/(c)	8.99%	9.16%	9.27%
Tangible equity to tangible assets ratio	(b)/(d)	8.29%	8.47%	8.54%

Tangible return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	(e)	$258,329	$237,652	$224,742	$495,981	$429,736
Add: Amortization of core deposit intangibles		488	511	710	999	1,442
Amortization of mortgage servicing assets		364	392	420	756	834
Tax effect of amortization adjustments (2)		(245)	(260)	(321)	(505)	(646)
Tangible net income	(f)	$258,936	$238,295	$225,551	$497,231	$431,366

Average stockholders’ equity	(g)	$5,682,427	$5,842,615	$5,425,952	$5,762,078	$5,382,267
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(8,827)	(9,207)	(10,827)	(9,016)	(11,209)
Average tangible equity	(h)	$5,207,903	$5,367,711	$4,949,428	$5,287,365	$4,905,361
Return on average equity (3)	(e)/(g)	18.23%	16.50%	16.61%	17.36%	16.10%
Tangible return on average tangible equity (3)	(f)/(h)	19.94%	18.00%	18.28%	18.96%	17.73%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 28.77% for the three and six months ended June 30, 2022 and the three months ended March 31, 2022. Applied statutory tax rate of 28.37% for the three and six months ended June 30, 2021.
(3)Annualized.